UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/27/2012

Identive Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-29440

Delaware	77-0444317
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1900-B Carnegie Avenue
Santa Ana, CA 92705
(Address of principal executive offices, including zip code)

949-250-8888
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 27, 2012, Identive Group, Inc., a Delaware corporation (the "Company"), entered into an amendment (the "Amendment") to the executive employment agreement dated December 1, 2009 by and between Ayman S. Ashour, Chief Executive Officer of the Company, and Bluehill ID Services A.G., a subsidiary of Bluehill ID AG (the "Agreement"). The obligations under the Agreement were assumed by the Company following its acquisition of Bluehill ID AG in 2010. Pursuant to the Amendment, Mr. Ashour's employment term has been renewed for a period of three years, beginning December 1, 2012.

There is no change in Mr. Ashour's annual base salary, however the Amendment provides that the salary will be subject to annual review by the Compensation Committee of the Board of Directors commencing in 2013. The Amendment also clarifies that all references to Bluehill ID A.G., the guarantor under the Agreement, are to be deemed references to the Company. All other terms of the original Agreement remain unchanged.

A copy of the Amendment is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

    (d) Exhibits

Exhibit   Description
10.1    Amendment to Employment Agreement by and between Bluehill ID Services A.G. and Ayman S. Ashour, dated September 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identive Group, Inc.

Date: October 02, 2012	By:	/s/ David Wear
David Wear
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Amendment to Employment Agreement by and between Bluehill ID Services A.G. and Ayman S. Ashour, dated September 27, 2012